UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2017

Cole Office & Industrial REIT (CCIT III), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-209128 (1933 Act)	47-0983661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 2.01    Completion of Acquisition or Disposition of Assets
As previously reported in a Current Report on Form 8-K filed on October 26, 2017, Cole ID Columbus WI, LLC, a Delaware limited liability company (the “Wisconsin Property Subsidiary”) and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership III, LP (“CCI III OP”), the operating partnership of Cole Office & Industrial REIT (CCIT III), Inc. (the “Company”), became a party to an agreement of purchase and sale (the “Wisconsin Property Purchase Agreement”) on October 20, 2017 with TI Investors of Columbus LLC, a Wisconsin limited liability company (the “Wisconsin Property Seller”), which is not affiliated with the Company,  its advisor or its advisor’s affiliates. Pursuant to the terms of the Wisconsin Property Purchase Agreement, the Wisconsin Property Subsidiary agreed to purchase an approximately 170,000 square foot single-tenant manufacturing facility located in Columbus, Wisconsin (the “Wisconsin Property”) leased to Actuant Corporation, a Wisconsin corporation, and occupied by Enerpac, a wholly-owned subsidiary of Actuant Corporation, for a purchase price of $16.5 million, exclusive of closing costs. The Wisconsin Property was constructed in 2014 and is 100% leased.
CCI III OP, through the Wisconsin Property Subsidiary, acquired the Wisconsin Property from the Wisconsin Property Seller on November 6, 2017 for a purchase price of $16.5 million, exclusive of closing costs. The principal provisions of the lease at the Wisconsin Property are set forth in the following table:

Property	Sole Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)		Effective Base Rent per Square Foot (2)	Lease Term (3)
Enerpac — Columbus, WI	Actuant Corp.	169,660	100%	2/5 yr.	$992,326	(4)	$5.85	11/6/2017	-	12/31/2033
______________________

(1)	Represents the number of renewal options and the term of each option.

(2)
Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any. In general, the Company intends for its properties to be subject to long-term triple- or double-net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(3)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.

(4)	The annual base rent under the lease increases annually by 1.75% of the then-current annual base rent.
The purchase of the Wisconsin Property was funded with borrowings from a subordinate loan with an affiliate of the Company’s advisor (the “Subordinate Promissory Note”) and proceeds from the Company’s initial public offering of common stock. See Note 5 — Credit Facility and Subordinate Promissory Note to the Company’s condensed consolidated financial statements in the Company’s Quarterly Report on Form 10-Q filed August 11, 2017 for further discussion and terms of the Subordinate Promissory Note. As of November 9, 2017, $16.0 million was outstanding under the Subordinate Promissory Note. No financing coordination fees were paid to the Company’s advisor or its affiliates in connection with the borrowing on the Subordinate Promissory Note. In connection with the acquisition of the Wisconsin Property, the Company paid an affiliate of the Company’s advisor an acquisition fee of $330,000.
In evaluating the Wisconsin Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Wisconsin Property, the Company considered a variety of factors, including the condition and financial performance of the Wisconsin Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the Wisconsin Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the Wisconsin Property, and the Company believes that the Wisconsin Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the Subordinate Promissory Note set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of the Property Acquired
Since it is impracticable to provide the required financial statements for the Wisconsin Property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before January 23, 2018, which date is within the period allowed to file such financial statements.

(b) Pro Forma Financial Information
See paragraph (a) above.

(c) Shell Company Transactions
None

(d) Exhibits
None

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2017	COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)